                                                                    Exhibit 10.2

                                 PROMISSORY NOTE

$250,000.00                                               Jacksonville Beach, FL
                                                                October 22, 2003

         FOR VALUE RECEIVED, INTREPID CAPITAL CORPORATION, INC., a Delaware corporation (the "Company"), promises to pay to the order of FORREST TRAVIS (the "Holder") the principal sum of two hundred fifty thousand and 00/100 U.S. Dollars ($250,000.00) with interest in arrears on the unpaid principal balance from time to time outstanding from the date hereof until due and payable at the rate provided in Section 1(a) hereof. The Holder of this Note, by acceptance hereof, agrees to and shall be bound by the provisions of this Note.

         1. TERMS OF NOTE. The payment terms of this Note shall be as follows:

                  (a) Interest. This Note shall bear interest on the outstanding principal balance hereof at the rate of six percent (6%) per annum (computed on the basis of a 365 or 366 day year, as the case may be). Interest on this Note shall accrue from the date of issuance of this Note set forth above.

                  (b) Payment and Maturity. The principal of this Note and accrued interest at the rate provided in Section 1(a) hereof shall be payable in generally level quarterly installments of principal and interest on January 15, April 15, July 15 and October 15 of each year through October 15, 2006, all as more specifically provided in the amortization schedule attached hereto as
                           Schedule 1. All payments of principal and interest hereunder shall be made by the Company in lawful money of the United States of America at the address of the Holder appearing on the books of the Company, or such other place as the Holder hereof shall designate to the Company in writing. If not sooner paid as aforesaid, the entire balance of this Note, including both principal and unpaid interest, shall be due and payable in full on the third anniversary of this Note.

                  (c) Voluntary Prepayment. The Company has the right to prepay this Note in whole or in part at any time during the term of this Note without premium or penalty. Any such partial prepayment shall be applied first against accrued interest and then against the principal sums last maturing hereunder.

         2. SECURITY INTEREST. The Company grants to Holder and the Holder accepts from Company a secured interest in the proceeds (cash and non-cash) of the Company's billed and uncollected advisory fees, as well as all future unbilled advisory fees This security interest shall remain in force until all of the Company's indebtedness to the Holder under this Note is satisfied.

         3. RESTRICTIONS. The Holder by its acceptance of this Note acknowledges that it is aware that this Note has not been registered under the Securities Act or the securities laws of any state or other jurisdiction. The Holder represents and warrants to the Company that it has acquired this Note for investment and not with a view to or for sale in connection with any distribution of this Note or with any intention of distributing or selling this Note.

                  The Holder acknowledges that it has no right to demand that the Company register this Note.

         4. DEFAULT. It shall be an event of default ("Event of Default") hereunder if the Company shall (a) fail to make when due payment of the principal of or any interest on this Note and such failure continues for a period of thirty (30) business days after the date such payment was due; (b) default in the performance of any of the obligations, covenants or agreements legally imposed by the terms of this Note; (c) apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of the Company; (d) file a voluntary petition in bankruptcy or admit in writing the Company's inability to pay the Company's debts as they come sue; (e) make general assignments for the benefit of creditors; (f) file a petition or answer seeking reorganization or rearrangement with creditors or taking advantage of any insolvency law; or (g) file an answer admitting the material allegations of a petition filed against the Company in any bankruptcy, reorganization, insolvency or similar proceedings. At the option of the Holder, the whole indebtedness evidenced hereby may be declared due and payable upon the occurrence of an Event of Default, whereupon the entire unpaid principal balance of this Note and all interest accrued thereon from the last payment due shall thereupon at once mature and become due and payable without presentation or demand for payment or notice of the intent to exercise such option or notice of the exercise of such option by the Holder, or notice of any kind, all of which are hereby expressly waived by the Company and may be collected by suit or other legal proceedings.

         5. COSTS AND EXPENSES OF COLLECTION. If there shall be an Event of Default on this Note, the Company shall be liable for all costs, expenses, and reasonable attorneys' and paralegal's fees and expenses incurred by the Holder in connection with the collection of the sums evidenced hereby, including all such costs, expenses, and fees incurred in on any appeal or in any administrative or bankruptcy proceeding.

         6. USURY. It is the intention of the parties hereto to comply with the usury laws applicable to this loan, if any. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Note, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. ("Excess Interest"). If any Excess Interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and the Company shall not be obligated to pay the amount of such Excess Interest. Any such Excess Interest which may have been collected shall be, at the Holder's option, either applied as a credit against the then unpaid principal amount hereof or refunded to the Company. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for or received under this Note which are made for the purposes of determining whether such rate exceeds the maximum lawful rate shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of this Note all interest contracted for, charged for or received from the Company or otherwise by the Holder.

         7. HEADINGS. The descriptive headings of this Note are inserted for convenience only and do not constitute a part of this Note.

         8. GOVERNING LAW. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the state of Florida, excluding those laws relating to the resolution of conflicts between the laws of different jurisdictions.

         9. WAIVER OF TRIAL BY JURY. THE COMPANY AND THE HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY OR HOLDER.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed under the seal by its duly authorized officer as of the date set forth above.

                                   COMPANY

                                   INTREPID CAPITAL CORPORATION

                                   By:   /s/ Mark F. Travis
                                       -----------------------------------
                                       Mark F. Travis
                                       Chief Executive Officer/President

                                   By:   /s/ Donald C. White
                                       -----------------------------------
                                       Donald C. White
                                       Chief Financial Officer

                                   HOLDER

                                   FORREST TRAVIS

                                         /s/ Forrest Travis
                                   --------------------------------------------

                                   SCHEDULE 1

                              AMORTIZATION SCHEDULE

                         TOTAL         PRINCIPAL       INTEREST        REMAINING
     DATE               PAYMENT         PORTION        PORTION          BALANCE
     ----               -------        ---------       --------        ----------
January 15, 2004      $ 23,873.00      $19,205.00      $3,668.00      $230.795.00
April 15, 2004        $ 23,873.00      $19,487.00      $3,386.00      $211.308.00
July 15, 2004         $ 23,873.00      $19,773.00      $3,100.00      $191,535.00
October 15, 2004      $ 23,873.00      $20,062.00      $2,811.00      $171,473.00
January 15, 2005      $ 23,873.00      $20,357.00      $2,516.00      $151,116.00
April 15, 2005        $ 23,873.00      $20,656.00      $2,217.00      $130,460.00
July 15, 2005         $ 23,873.00      $20,959.00      $1,914.00      $109,501.00
October 15, 2005      $ 23,873.00      $21,267.00      $1,606.00      $ 88,234.00
January 15, 2006      $ 23,873.00      $21,579.00      $1,294.00      $ 66.655.00
April 15, 2006        $ 23,873.00      $21,895.00      $  978.00      $ 44.760.00
July 15, 2006         $ 23,873.00      $22,217.00      $  656.00      $ 22.543.00
October 15, 2006      $ 23,873.00      $22,543.00      $  330.00      $      0.00